EXHIBIT 10.22

Medix Resources, Inc.

Consulting Agreement

          This Consulting Agreement dated as of July 1, 2003, is made by and between Medix Resources, Inc., a Colorado corporation with an address at 420 Lexington Avenue, New York, NY 10170 (the "Company"), and External Affairs, Inc., a New Jersey corporation with an address at 434 Hasbrouck Blvd., Oradell, NJ 07649 (the "Consultant"). In consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

          1. Engagement; Duties. The Company has been engaging, and intends to continue to engage, the services of the Consultant and the Consultant has already provided, and agrees to continue to provide, such services to the Company on a non-exclusive basis and upon the terms and conditions hereinafter provided. The Consultant shall perform such services as are reasonably requested of it from time to time by the Company including, without limitation, providing strategic advice to the Company and assisting in the day-to-day operations and the capital raising efforts of the Company (the "Services"). The Consultant agrees to use its reasonable best efforts to perform the Services in a timely and competent manner. The Consultant will devote such time, attention and skill as may be reasonably necessary to carry out the Services in a timely manner and will perform the Services competently and in compliance with the policies of the Company and applicable law.

          2. Compensation. During the Term (as defined below), as compensation to the Consultant hereunder, the Company shall pay to the Consultant the following:

                    (a) cash compensation in an amount equal to $27,375 per month, payable in advance on the first day of every calendar month;

                    (b) a performance bonus of $50,000 with respect to the performance of Services prior to the execution of this Agreement, which bonus shall be paid to Consultant within 15 days of the execution of this Agreement;

                    (c) if the Consultant is still a consultant of the Company on June 30, 2004, a performance bonus to be paid to Consultant, or its assigns, on or before July 15, 2004 with respect to the period July 1, 2003 through June 30, 2004 (the "Performance Period"), based on the following formula:

                    $275,000           X           A           =           Performance Period Bonus
                                                    $1,500,000

where A equals the amount of the Company's Gross Revenues (as defined below) for the Performance Period; provided, however, A shall not be greater than $1,500,000. Nothwithstanding anything herein to the contrary:

                              (i) if the Consultant's consulting relationship with the Company has been terminated by the Company without Cause (as defined below) or terminated by the Consultant for Good Reason (as defined below), the Company shall pay the Consultant, or its assigns, within 30 days of the termination of such relationship a performance period bonus for the performance period ending on the Termination Date (as defined below) based on the formula:

                    $275,000           X           A           =           Performance Period Bonus
                                                   $1,500,000

where A equals the Company's Gross Revenues for the period July 1, 2003 through the Termination Date annualized to the period ended June 30, 2004; provided, however, A shall not be greater than $1,500,000;

                              (ii) if the Consultant's relationship with the Company has been terminated for Cause (as defined below), the Consultant shall not be entitled to a performance period bonus for the Performance Period;

                              (iii) if the Consultant's consulting relationship with the Company has been terminated as a result of the death or disability of the Consultant's primary talent or by the Consultant not for Good Reason (as defined below), the Company shall pay the Consultant within 30 days of the Termination Date a performance period bonus for the performance period ending on the Termination Date based on the formula:

                    $275,000           X           A           X           B           =           Performance Period Bonus
                                                  $1,500,000                  365

where A equals the Company's Gross Revenue for the period July 1, 2003 through the Termination Date annualized to the period ended June 30, 2004, and B is the number of days commencing on July 1, 2003 and ending on the Termination Date; provided, however, A shall not be greater than $1,500,000;

                    (d)  (i) on July 10, 2003, the Company shall award to the Consultant, or its assigns, 500,000 performance shares (the "Performance Shares") under the Company's 2003 Stock Incentive Plan (the "Plan") providing the Consultant with the right (the "Performance Objective") to receive 500,000 shares of the Company's Common Stock, par value $0.001 per share ("Common Stock") on the earlier of (a) January 6, 2004, but only if the Company on such date is not in a bankruptcy proceeding, or (b) July 9, 2008, but only if the Consultant or any of its employees is a consultant to or employee of the Company on either of said dates. The Company shall also provide the Consultant, or its assigns, with a cash payment sufficient to cover all taxes incurred by the Consultant in connection with the issuance of such shares of Common Stock and the Company's payments to the Consultant to cover taxes;

                              (ii) on July 10, 2003, the Company shall award to the Consultant a five (5) year non-qualified stock option (the "Option") under the Plan to purchase 1,500,000 shares of Common Stock at an exercise price of $0.25 per share. The Option with respect to 125,000 shares shall vest (i.e., become non-forfeitable and exercisable) on September 30, 2003, and with respect to an additional 125,000 shares on each of December 31, 2003, March 30, 2004 and June 30, 2004, provided the Consultant's consulting relationship with the Company is continuing on each respective date. (The portion of the Option to the extent of the 500,000 shares vesting pursuant to the immediately preceding sentence shall be referred to as the "Non-Performance Based Portion"). The Option shall vest with respect to 1,000,000 shares on the earlier of (a) June 30, 2004, but only if the Consultant is still a consultant to the Company on that date, or (b) July 9, 2008, but only if the Consultant or any of its employees is a consultant to or employee of the Company on said date. Vesting on June 30, 2004 shall only be to the extent determined under the following formula;

                    1,000,000           X           A           =           Shares Vesting
                                                    $1,500,000

where A equals the amount of the Company's Gross Revenue for the Performance Period; provided, however, A shall not be greater than $1,500,000 (the portion of the Option to the extent of the 1,000,000 shares vesting pursuant to the foregoing formula shall be referred to as the "Performance Based Portion");

                              (iii) Notwithstanding anything herein to the contrary,

                                        (1) if the Consultant's consulting relationship with the Company has been terminated by the Company without Cause (as defined below) or terminated by the Consultant for Good Reason (as defined below), (a) the Performance Objective with respect to the Performance Shares shall be deemed to have been met and the Company shall immediately issue to the Consultant or its assigns the shares of Common Stock with respect to the Performance Shares, (b) the Non-Performance Based Portions of the Option shall immediately vest and remain exercisable for the remaining original term of the Option and (c) the Performance Based Portion of the Option shall immediately vest and remain exercisable for the remaining original term of the Option to the extent determined under the following formula:

                    1,000,000           X           A           =           Shares Vesting
                                                    $1,500,000

where A equals the Company's Gross Revenue for the period July 1, 2003 through the Termination Date annualized to the period ended June 30, 2004; provided, however, A shall not be greater than $1,500,000;

                                        (2) if the Consultant's consulting relationship with the Company has been terminated by the Company for Cause (as defined below), the Option to the extent not vested and the Performance Shares, if the Performance Objective had not been previously met, shall be immediately forfeited;

                                        (3) if the Consultant's relationship with the Company has been terminated as a result of the death or disability of the Consultant's primary talent or by Consultant not for Good Reason (as defined below), (a) the Performance Shares shall continue to be subject to the provisions of Section 2(d)(i) hereof and (b) the Performance Based Portion of the Option shall immediately vest and remain exercisable for the remaining original term of the Option to the extent determined under the following formula:

                    1,000,000           X           A           X           B           =           Shares Vesting
                                                     $1,500,000                365

where A equals the Company's Gross Revenues for the period July 1, 2003 through the Termination Date annualized to the period ended June 30, 2004 and B is the number days commencing on July 1, 2003 and ending on the Termination Date; provided, however, A shall not be greater than $1,500,000;

                                        (4) if a change in control of the Company occurs, any unvested portion of the Option shall become fully vested and exercisable upon the effective date of the change in control and all of the unexercised portion of the Option shall remain exercisable for the remaining original term of the Option and the Performance Objective with respect to the Performance Shares shall be deemed to have been met and the Company shall immediately issue the shares of Common Stock with respect to the Performance Shares. For the purpose of this Agreement, a "change in control" means: (A) the direct or indirect acquisition, whether in one or a series of transactions by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or related persons (such person or persons, an "Acquirer") constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (1) beneficial ownership (as defined in the Exchange Act) of issued and outstanding shares of stock of the Company, the result of which acquisition is that such person or such group possesses in excess of 50% of the combined voting power of all then-issued and outstanding stock of the Company, or (2) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the Board (or such other governing body in the event the Company or any successor entity is not a corporation); (B) a merger or consolidation of the Company with a person or a direct or indirect subsidiary of such person, provided that the result of such merger or consolidation, whether in one or a series of related transactions, is that the holders of the outstanding voting stock of the Company immediately prior to the consummation of such transaction do not possess, whether directly or indirectly, immediately after the consummation of such merger or consolidation, in excess of 50% of the combined voting power of all then-issued and outstanding stock of the merged or consolidated person, its direct or indirect parent, or the surviving person of such merger or consolidation; or (C) a sale or disposition, whether in one or a series of transactions, of all or substantially all of the Company's assets.

                    (e) As used in this Section 2, the following terms shall have the following meanings:

                              (i) "Gross Revenues" for any period means the "revenues" line of the Company's income statement for such period, including any revenues of businesses acquired during the Term, but excluding any extraordinary items such as proceeds from the sale of assets or from the repayment of Indebtedness owed to the Company;

                              (ii) "Cause" means:

                                        (1) a material breach by the Consultant of any provision of this Agreement;

                                        (2) with respect to a crime constituting a felony, the conviction of, or a plea of guilty or nolo contendere by, the Consultant or any employee of the Consultant through whom the Services were being provided; or

                                        (3) gross neglect by the Consultant the material duties hereunder or willful misconduct by the Consultant or one of its employee in the performance of Consultant's material responsibilities hereunder; provided, however, the Company shall not be entitled to terminate Consultant's relationship with the Company for Cause under clause (1) or (3) above unless the Company provided the Consultant with written notice of the facts and circumstances giving rise to Cause within 45 days of the occurrence of such facts and circumstance and the Consultant fails to cure the situation within 15 days after receipt of such notice;

                              (iii) "Good Reason" means a material breach of the provisions of this Agreement, including but not limited to, any of the following without the Consultant's consent:

                                        (1) a material diminution in the Consultant's duties or responsibilities as existed immediately prior to the execution of this Agreement;

                                        (2) a reduction in Consultant's compensation or any failure by the Company to grant the Performance Shares or the Option in accordance with Section 2(d)(i) and (ii) hereof, respectively; or

                                        (3) the failure to pay in a timely manner any compensation owed to the Consultant; provided, however, the Consultant shall not be entitled to resign for Good Reason unless the Consultant provides the Company with written notice of the event constituting "Good Reason" within 90 days of the occurrence of such event and the Company fails to cure such event within 15 days after receipt of such notice;

                              (iv) "Termination Date" means the date the Consultant's consulting relationship with the Company terminated; provided, however, in the case where the Company failed to provide the 90-day notice required by Section 5(a) hereof, or where the Consultant provides the 90-day notice required by Section 5(a) but the Company terminates the relationship without Cause prior to the end of the notice period, Termination Date shall mean the last day of such 90-day notice period.

          3. Registration. The Company shall as promptly as reasonably practical file a Registration Statement on Form S-8 with the Securities and Exchange Commission (including a resale prospectus on Form S-3 registering the resale of shares of Common Stock by the Consultant or its assigns, if it were to become an affiliate of the Company) registering all of the share of Common Stock, including the options, performance shares or any other equity awards that may be granted under the Plan, including to Consultant as herein provided. The Company shall keep such Form S-8 registration statement effective for so long as any options, performance shares or other equity awards remain outstanding. Notwithstanding anything in this Section 3 to the contrary, the Company's obligations under this Section 3 are limited to use of its best efforts only.

          4. Expenses. The Consultant shall be reimbursed by the Company for all reasonable business expenses which are deductible by the Company for Federal income tax purposes and which were incurred by the Consultant during the performance of the Services in accordance with the Company's policies for independent contractors as are in effect from time to time; subject to the presentation to the Company by the Consultant of an itemized account of such expenditures, together with supporting vouchers, and subject to pre-approval of any individual expenditure in excess of $2,500. In addition, the Company shall pay or reimburse the Consultant for up to $5,000 of legal expenses incurred in negotiating this Agreement.

          5. Term. The term (the "Term") of the Consultant's engagement hereunder shall commence as of July 1, 2003 and shall continue through the close of business on June 30, 2004 unless terminated by either party hereto as follows: (a) for any reason upon ninety (90) days prior written notice to the other party (if initiated by the Company, a termination by the Company without Cause, and if initiated by the Consultant, a termination by the Consultant not for Good Reason), (b) by the Company for Cause upon written notice to the Consultant, (c) by the Consultant for Good Reason upon written notice to the Company or (d) upon the death or disability of the Consultant's primary talent, if the Consultant cannot find within 15 days of such death or disability a replacement approved by the Company. Upon termination by either party, no payments with respect to Services performed by the Consultant after the effective date of such termination shall be due or payable from the Company to the Consultant.

          6. Offset in event of Termination Not for Good Reason. In the event the Consultant terminates its consulting relationship with the Company not for Good Reason, (a) any sign-on bonus the Consultant may receive from a subsequent relationship attributable to services performed or to be performed for the subsequent relationship during the period between the Termination Date and the end of the original Term (the "Unfinished Term") shall reduce the amount of any performance period bonus owed to the Consultant pursuant to Section 2(c)(iii) hereof, (b) any restricted or unrestricted stock granted to the Consultant from a subsequent relationship attributable to services performed or to be performed for the subsequent relationship during the Unfinished Term shall reduce the number of Performance Shares that the Consultant would be entitled to pursuant to Section 2(d)(iii)(3)(a) hereof by an amount equal in value to the value of the restricted or unrestricted stock granted to the Consultant from the subsequent relationship; and (c) any options granted to the Consultant from a subsequent relationship attributable to services performed or to be performed by the Consultant for the subsequent relationship during the Unfinished Term shall reduce the portion of the Option that would vests pursuant to Section 2(d)(iii)(3)(b) hereof by an amount equal in the value to the value of the options granted to the Consultant from the subsequent relationship.

          7. Confidentiality. The Consultant acknowledges and agrees that the Confidentiality Agreement dated as of even date hereof between the Consultant and the Company and attached hereto as Exhibit A is hereby incorporated into this Agreement.

          8. Consultant's Ability to Enter into this Agreement. The Consultant hereby represents and warrants to the Company that (i) it has the legal capacity to execute and perform this Agreement; and (ii) this Agreement is a valid and binding agreement enforceable against it according to its terms and the execution and performance hereof by the Consultant does not violate any agreement or arrangement to which the Consultant is a party or by which it is bound.

          9. Securities Matters. The Consultant hereby represents and warrants to the Company that:

                    (a) The Consultant acknowledges that the securities to be issued and delivered to the Consultant hereunder (the "Securities") will not be registered under the Securities Act of 1933 or the "blue sky" laws of any state, but will be issued in reliance upon the exemption afforded by Section 4(2) of the Act, and that the Company is relying upon the truth and accuracy of the representations set forth in this Section 9. Notwithstanding this Section 9(a), the Company agrees to the registration rights set forth in Section 3 hereof.

                    (b) The Securities will be acquired for the Consultant's own account, not as nominee or agent, and not with a view to the resale or other transfer or distribution of any portion thereof or interest therein in violation of the Act, and the Consultant has no present intention of selling, granting any participation in, or otherwise transferring or distributing the Securities or any portion thereof or interest therein in violation of the Act. The Consultant is not a registered broker-dealer or an entity engaged in the business of being a broker-dealer.

                    (c) The Consultant acknowledges that it can bear the economic risk and complete loss of its investment in the Securities, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                    (d) The Consultant has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.

                    (e) The Consultant understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

                    (f) Legends. It is understood that, until the earlier of: (a) registration under the Act or (b) the time when any of the Securities may be sold pursuant to Rule 144, certificates or agreements evidencing such Securities, as the case may be, may bear the following or any substantially similar legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS".

                    (g) Accredited Investor. The Consultant is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

          10. Independent Contractor. It is expressly agreed that the Consultant is acting solely as an independent contractor in performing the Services hereunder. Neither party to this Agreement has any authority to bind or commit the other nor will either party's acts or omissions be deemed the acts of the other.

          11. Indemnification.

                    (a)  The Consultant shall indemnify and hold harmless the Company, and its officers, directors, employees, agents and representatives, against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including, without limitation, counsel's fees and other costs and expenses incident to any suit, action or proceeding) arising out of, resulting from or incurred in connection with a claim by any third-party against such indemnified party in connection with the provision of the Services (i) to the extent that the Consultant's provision of the Services is inconsistent with this Agreement or (ii) that results from the Consultant's gross negligence or willful misconduct.

                    (b) The Company and the Consultant hereby acknowledge and agree that the indemnification provisions attached hereto on Exhibit B are hereby incorporated into and made a part of this Agreement.

          12. Notice. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by a nationally recognized overnight courier, then such notice shall be deemed given one day after delivery to such courier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other party:

If to the Company, to: Medix Resources, Inc. 420 Lexington Avenue New York, New York 10170 Phone: (212) 697-2509 Fax: (212) 681-9817 Attention: Darryl R. Cohen	With a copy to: Warshaw Burstein Cohen Schlesinger & Kuh, LLP 555 Fifth Avenue, 11th Floor New York, NY 10017 Attention: Peter B. Hirshfield Phone: (212) 984-7836 Fax: (646) 349-1665
If to the Consultant, to: External Affairs, Inc. 25 Broad Street, #3I New York, NY 10004 Phone: (646) 414-1151 Fax: (509) 757-4801 Attention: Andrew Brown	With a copy to: External Affairs, Inc. 434 Hasbrouck Blvd Oradell, NJ 07649 Phone: (201) 261-4197 Fax: (509) 757-4801 Attention: Beth Levine

          13. Governing Law; Jurisdiction; Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          14. Miscellaneous. This Agreement is personal to the Consultant and may not be assigned by it by operation of law or otherwise, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, in the case of the Company, to its successors and assigns. This Agreement shall be for the sole benefit of the parties to this Agreement and to the Company's successors and assigns, and is not intended, nor shall be construed, to give any other person any legal or equitable right, remedy or claim hereunder. This Agreement shall constitute the entire agreement between the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters. This Agreement may only be amended or otherwise modified by a writing executed by the Company and Consultant. No failure or delay by either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall a waiver of a particular right or remedy on one occasion be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion. This Agreement has been jointly prepared by Consultant and the Company and shall not be strictly construed against either. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Consultant has signed this Agreement as of the date first above written.

MEDIX RESOURCES, INC. By:____________________________ Darryl Cohen, President	EXTERNAL AFFAIRS, INC. ____________________________ Beth Levine, President

EXHIBIT A

Medix Resources, Inc.

Consultant Confidentiality Agreement

          This Agreement (the "Agreement") is given this __ day of July, 2003 by the undersigned to Medix Resources, Inc., a Colorado corporation (the "Company").

RECITALS

          A. The undersigned, a consultant to the Company and/or one or more of its subsidiaries, and/or a member, employee, representative or agent of a consultant to the Company, desires to induce the Company and/or one or more of its subsidiaries to entrust in the undersigned significant information regarding the operations and proprietary rights of the Company.

          NOW THEREFORE, to induce the Company to entrust such information in the undersigned, I agree to the following:

          1. Confidential Information. I understand that during the course of my providing services to the Company either on my own behalf or for my employer, I may have, or I may have had, access to confidential information regarding the Company and its subsidiaries and that such access is given in trust and confidence. As such, I agree not to disclose directly or indirectly to any unauthorized person or entity, and agree not to make use of, without the prior written permission of the Company, at any time during or after my retention as a consultant or during the period that I am a member, employee, representative or agent of a consultant to the Company and thereafter, knowledge which I acquire or acquired either before, during or after my retention as a consultant by the Company or during the period that I am a member, employee, representative or agent of a consultant to the Company and thereafter, respecting the Company's confidential information, except for and on behalf of the Company, and solely within the course and scope of my retention as a consultant or as a member, employee, representative or agent of a consultant to the Company. Confidential information regarding the Company means confidential information (whether or not reduced to writing or other medium) concerning the organization, business or finances of the Company including, but not limited to, trade secrets or confidential information respecting inventions, products, designs, methods, show-how and know-how, techniques, systems, processes, engineering data, software programs, algorithms, formulae, works of authorship, customer and supplier lists and accounts, pricing and costing methods, projects, plans, proposals and non-public financial information. I also agree to safeguard the same by all reasonable steps and to abide by all Company policies and procedures regarding storage, copying and handling of documents. I realize that the above applies to all confidential information of others entrusted to the Company. This obligation shall be in force unless and until such confidential information becomes generally available to the public by publication or other legal means (but not as a result of the unlawful use or publication).

          I agree that at any time during or after my retention as a consultant or during the period that I am a member, employee, representative or agent of a consultant to the Company and thereafter, I shall not make, use or permit to be used any Company Property otherwise than for the benefit of the Company. The term "Company Property" shall include all notes, notebooks, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, software code, data, graphics, computers, test equipment, models, tools, cellular telephones, pagers, credit and/or calling cards, keys, access cards, documentation or other materials of any nature and in any form, whether written, printed, electronic or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs and any other property of the Company in my possession, custody or control (whether prepared by me or others). I further agree that during or after my retention as a consultant or during the period that I am a member, employee, representative or agent of a consultant to the Company and thereafter I shall not use any such Company Property and shall use my reasonable best efforts to prevent others from using the same. I acknowledge and agree that all Company Property shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of my retention as a consultant or the retention of any entity with which I am affiliated I shall deliver all Company Property in my possession, and all copies thereof, to the Company.

          The foregoing shall not apply if disclosure is required by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent or actual jurisdiction to order the undersigned to divulge, disclose or make accessible such information. In the event the undersigned is requested to disclose information as contemplated in the preceding sentence, the undersigned agrees, unless otherwise prohibited by law, to give the Company's General Counsel prompt written notice of any request for disclosure in advance of the undersigned making such disclosure in order to permit the Company a reasonable opportunity to challenge such disclosure.

          2. Assignment. The term "Company" shall include the Company and any of its subsidiaries, divisions, or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

          3. Equitable Remedies. I agree that any breach of this Agreement by me may cause irreparable damage to the Company and that in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

          4. Amendments/Waivers/Survival. Any amendment to or modification of this Agreement, or any waiver of any provision hereof, shall be in writing and signed by the President of Company. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. This entire agreement and my obligations hereunder shall survive any termination or cessation of my retention as a consultant to the Company or the retention of any entity with which I am affiliated (with or without cause) and shall be binding upon my heirs, executors, administrators and legal representatives.

          5. Miscellaneous. If any provision of this Agreement is held by a court to be invalid or unenforceable, such provision will be reformed and construed to the fullest extent enforceable, and the remainder of this Agreement shall continue in force and effect. I acknowledge and agree that the restrictions on the activities in which I may engage that are set forth in this Agreement and the location and period of time for which such restrictions apply are reasonable and necessary to protect the Company's legitimate business interests. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. I irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. I irrevocably consent to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. I irrevocably waive any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. This Agreement supersedes all prior agreements, whether written or oral, with the Company in connection with the subject matter hereof. Execution and delivery of this Agreement by facsimile transmission shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

          I have signed and dated this Agreement below to indicate my agreement to its provisions and to acknowledge that I have received a copy of this Agreement.

Name of Consultant: External Affairs, Inc.

Signature:

Beth Levine, President

EXHIBIT B

Indemnification Provisions

(a) Medix Resources, Inc. (the "Company") agrees to indemnify and hold External Affairs, Inc. (the "Consultant"), its affiliates and any affiliated entities of Consultant and its respective shareholders, members, officers, directors, partners, employees, agents and controlling persons within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (Consultant and each such entity and person being hereinafter called an "Indemnified Party") harmless from and against any and all claims, liabilities, losses, damages, costs and expenses incurred (including fees and disbursements of counsel) by them which are (A) caused by, related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by an Indemnified Person with the Company's consent or in conformity with actions taken or omitted to be taken by the Company or (B) actions taken or omitted to be taken which otherwise related to or arise out of Consultant's activities performed pursuant to the accompanying Agreement (including, without limitation, its role as financial advisor and agent), the transactions and actions contemplated by the accompanying Agreement or Consultant's role in connection therewith. The Company will not, however, be responsible for any such claims, liabilities, losses, damages, costs or expenses pursuant to clause A(ii) and (B) of the preceding sentence, which have been finally determined by a court of competent jurisdiction to have primarily and directly resulted from: (a) willful misconduct or gross negligence on the part of the Indemnified Person seeking indemnification hereunder; (b) breach of the duty of loyalty to the Company; (c) acts or omissions not in good faith or (d) knowing violations of law.

(b) Notwithstanding anything expressed or implied herein to the contrary, the indemnity provided for herein shall cover the amount of any settlements entered into by an Indemnified Party in connection with any claim for which an Indemnified Party may be indemnified hereunder; provided, however, that an Indemnified Party shall not enter into any such settlement unless the Company has consented thereto (which consent shall not be unreasonably withheld). No settlement binding on an Indemnified Party may be made without the consent of an Indemnified Party (which consent shall not be unreasonably withheld).

(c) The Company and the Consultant agree that if any indemnification sought by an Indemnified Person pursuant to this paragraph is held by a court to be unavailable for any reason other than that specified in the second sentence of paragraph (a) above, then (whether or not the Consultant is the Indemnified Person), in order to provide just and equitable contribution, the Company and the Consultant shall contribute to the claims, liabilities, losses, damages, costs and expenses for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits of the Company, on the one hand, and Consultant, on the other hand, in connection with the action(s) or transaction(s) contemplated by the accompanying Agreement, and also the relative fault of the Company, on the one hand, and Consultant, on the other hand, subject to the limitation that in any event Consultant's aggregate contribution to all claims, liabilities, losses, damages, costs and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees (but not expenses) actually received by Consultant pursuant to the accompanying Agreement. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

(d) The Company and the Consultant also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with this Agreement, the transactions contemplated hereby or Consultant's role in connection therewith, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that are determined by final judgment or a court of competent jurisdiction to have resulted primarily from: (a) actions taken or omitted to be taken by such Indemnified Person from willful misconduct or gross negligence, (b) breach of the duty of loyalty to the Company; (c) acts or omissions not in good faith or (d) knowing violations of law.

(e) The Company shall advance to the Indemnified Person to the extent permitted by law all reasonable costs and expenses incurred by it in connection with a proceeding or claim indemnified within 30 days after receipt by the Company of a written request, with appropriate documentation, for such advance. Such request shall include an undertaking by the Indemnified Person to repay the amount of such advance if it shall ultimately be determined that it is not entitled to be indemnified against such costs and expenses.

(f) The provisions in this Exhibit B shall remain operative and in full force and effect regardless of the termination or expiration of the engagement pursuant to the accompanying Agreement.